Exhibit 99.1 For Immediate Release Synchrony Financial (NYSE: SYF) July 22, 2025

Second Quarter 2025 Results and Key Metrics

STAMFORD, Conn - Synchrony Financial (NYSE: SYF) today announced second quarter 2025 net earnings of $967 million, or $2.50 per diluted share, compared to $643 million, or $1.55 per diluted share in the second quarter 2024.

CEO Commentary
“Synchrony’s second quarter performance highlighted the inherent resilience of our business, as our diversified portfolio of products and spend categories, industry-leading value propositions and extensive distribution enabled us to engage with a broad cross-section of America – ranging from consumers to small and mid-sized businesses and national brands,” said Brian Doubles, Synchrony’s President and Chief Executive Officer.

“During the second quarter 2025, we continued to grow and win new partners, diversify our programs, products and markets, and innovate to deliver still greater customer experiences – all with the goal of expanding accessibility to our flexible financing solutions and driving truly differentiated outcomes for our many stakeholders. Synchrony’s strong track record of execution across our strategic priorities enabled us to further solidify our position as the partner of choice, with the launch of new products at two of our top 5 partners, the renewal of one of our current top 5 relationships, and even the announcement of a new partnership with a previous top 5 partner.”

“As we look ahead, we are confident that our business is well-positioned to deliver best-in-class financial flexibility and value to our customers, strong loyalty and sales to our partners, and market-leading returns for our shareholders.”

3.2%	13.6%	$614M	$99.8B
Return on Assets	CET1 Ratio	Capital Returned	Loan Receivables

Key Operating and Financial Metrics*
•Purchase volume decreased 2% to $46.1 billion
•Loan receivables decreased 2% to $99.8 billion, which included the movement of $0.2 billion to loan receivables held for sale
•Average active accounts decreased 4% to 68.1 million
•Net interest margin increased 32 basis points to 14.78%
•Efficiency ratio increased 240 basis points to 34.1%
•Return on assets increased 100 basis points to 3.2%
•Return on equity increased 6 percentage points to 23.1%
•Return on tangible common equity** increased 8 percentage points to 28.3%
•Book value per share increased 17% to $42.30
•Tangible book value per share** increased 18% to $36.55

CFO Commentary
“Synchrony's second quarter financial results were powered by strengthening trends in delinquency, net charge-offs, and purchase volume – even as the combined effects of our credit actions and selective consumer spending continued,” said Brian Wenzel, Synchrony’s Executive Vice President and Chief Financial Officer. “Our credit trends continued to outperform relative to the industry and our original outlook and are a testament to Synchrony’s disciplined and effective approach to underwriting and credit management.”

“We are optimistic about the positive momentum within our portfolio and believe we have built a strong foundation for our business as we move forward. Our ongoing priority continues to be actively managing our originations to deliver strong risk-adjusted growth while reinforcing the resiliency of our portfolio. We are confident that, as we continue to leverage our core competitive advantages and execute across our strategic priorities, we will drive continued progress toward our long-term financial targets.”

Business Highlights
•Renewed our 15+ year relationship with Amazon and launched Synchrony Pay Later to deliver even greater financing flexibility to our customers.
•Announced partnership with OnePay to exclusively power new credit card program at Walmart and deliver greater innovation and a new embedded credit experience to better serve millions of customers across the U.S.
•Expanded utility of digital PayPal Credit offering to also include a physical card and feature six-month promotional financing offers.

Financial Highlights
•Interest and fees on loans increased 1% to $5.3 billion as expansion in loan receivables yield, primarily reflecting the impact of our product, pricing, and policy changes (PPPCs), was offset by a combination of lower benchmark rates and lower late fee incidence, as well as a decrease in average loan receivables.
•Net interest income increased $116 million, or 3%, to $4.5 billion, primarily driven by higher loan receivables yield and lower interest-bearing liabilities cost associated with lower benchmark rates.
•Retailer share arrangements increased $182 million, or 22%, to $992 million, reflecting program performance which includes lower net charge-offs and the impact of our PPPCs.
•Provision for credit losses decreased $545 million to $1.1 billion, driven by a reserve release of $265 million versus a build of $70 million in the prior year and a net charge-off decrease of $210 million.
•Other income increased $1 million to $118 million, primarily driven by the impact of PPPC related fees partially offset by prior year gain on Visa B-1 share exchange.
•Other expense increased $68 million, or 6%, to $1.2 billion, primarily driven by higher employee costs partially offset by lower operational losses and preparatory expenses related to the Late Fee rule in the prior year.
•Net earnings increased 50% to $967 million, compared to $643 million.

Credit Quality
•Loans 30+ days past due as a percentage of total period-end loan receivables were 4.18% compared to 4.47% in the prior year, a decrease of 29 basis points and approximately 10 basis points below the average of the second quarters in 2017 through 2019.
•Net charge-offs as a percentage of total average loan receivables were 5.70% compared to 6.42% in the prior year, a decrease of 72 basis points, and 10 basis points below the average of the second quarters in 2017 through 2019.
•The allowance for credit losses as a percentage of total period-end loan receivables was 10.59%, compared to 10.87% in the first quarter 2025.

Sales Platform Highlights
•Period-end loan receivables were flat versus the prior year across Digital, Diversified & Value and Health & Wellness, down 2% in Lifestyle, and down 7% in Home & Auto. These results generally reflected the combination of lower purchase volume as a result of previous credit actions and selective customer spend, as well as higher payment rate as a result of our improved credit mix. Growth of interest and fees on loans ranged from down 1% to up 2%, as growth in loan receivables yield, primarily reflecting the impact of our PPPCs, was offset by a combination of lower benchmark rates and lower late fee incidence, as well as a decrease in average loan receivables.

•Home & Auto purchase volume decreased 7%, reflecting the combined impacts of selective consumer spending amidst macroeconomic uncertainty and previous credit actions.

•Digital purchase volume increased 2%, as growth in new accounts and spend per account was partially offset by fewer active accounts.

•Diversified & Value purchase volume remained flat to the prior year, as growth in spend per account was offset by fewer active accounts.

•Health & Wellness purchase volume decreased 2%, as lower spend in Cosmetic and Dental was partially offset by growth in Pet and Audiology.

•Lifestyle purchase volume decreased 6%, primarily driven by lower spend in Outdoor and Luxury, as consumers continued to manage discretionary spend.

Balance Sheet, Liquidity, & Capital
•Loan receivables of $99.8 billion, including the movement of $0.2 billion to held for sale, decreased 2%; purchase volume decreased 2% and average active accounts decreased 4%.
•Deposits decreased $838 million to $82.3 billion and comprised 84% of funding.
•Total liquid assets were $21.8 billion, or 18.1% of total assets.
•The Company returned $614 million in capital to shareholders, including $500 million of share repurchases and $114 million of common stock dividends.
•As of June 30, 2025, the Company had a total remaining repurchase authorization of $2.0 billion for the period ending June 30, 2026.
•The estimated Common Equity Tier 1 ratio was 13.6% compared to 12.6%, and the estimated Tier 1 Capital ratio was 14.8% compared to 13.8% in the prior year.

* All comparisons are for the second quarter of 2025 compared to the second quarter of 2024, unless otherwise noted.
** Return on tangible common equity represents net earnings available to common stockholders as a percentage of average tangible common equity. Tangible common equity and tangible book value per share are non-GAAP measures. See non-GAAP reconciliation in the financial supplement.

Corresponding Financial Tables and Information
Investors should review the foregoing summary and discussion of Synchrony Financial's earnings and financial condition in conjunction with the financial results presentation, financial supplement and information that follow, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed February 7, 2025, and the Company’s forthcoming Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025. The detailed financial tables and other information are also available on the Investor Relations page of the Company’s website at www.investors.synchrony.com. This information is also furnished in a Current Report on Form 8-K filed with the SEC today.

Conference Call and Webcast
On Tuesday, July 22, 2025, at 8:00 a.m. Eastern Time, Brian Doubles, President and Chief Executive Officer, and Brian Wenzel Sr., Executive Vice President and Chief Financial Officer, will host a conference call to review the financial results and outlook for certain business drivers. The conference call can be accessed via an audio webcast through the Investor Relations page on the Synchrony Financial corporate website, www.investors.synchrony.com, under Events and Presentations. A replay will also be available on the website.

About Synchrony Financial
Synchrony (NYSE: SYF) is a leading consumer financing company at the heart of American commerce and opportunity. From health to home, auto to retail, our Synchrony products have been serving the needs of people and businesses for nearly 100 years. We provide responsible access to credit and banking products to support healthier financial lives for tens of millions of people, enabling them to access the things that matter to them. Additionally, through our innovative products and experiences, we support the growth and operations of some of the country’s most respected brands, as well as more than 400,000 small and midsize businesses and health and wellness providers that Americans rely on. Synchrony is proud to be ranked as the country’s #2 Best Company to Work For® by Fortune magazine and Great Place to Work®.

For more information, visit www.synchrony.com

Investor Relations                Media Relations
Kathryn Miller                    Tyler Allen
(203) 585-6291                    (551) 370-2902

Cautionary Statement Regarding Forward-Looking Statements
This news release contains certain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. Forward-looking statements may be identified by words such as "expects," "intends," "anticipates," "plans," "believes," "seeks," "targets," "outlook," "estimates," "will," "should," "may," “aim,” “focus,” “confident,” “trajectory” or words of similar meaning, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements are based on management's current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include global political, economic, business, competitive, market, regulatory and other factors and risks, such as: the impact of macroeconomic conditions, including factors impacting consumer confidence and economic growth in the United States, such as inflation, interest rates, tariffs (including retaliatory tariffs) and an economic downturn or recession, and whether industry trends we have identified develop as anticipated; the impact of changes in the U.S. presidential administration and Congress on fiscal, monetary and regulatory policy; retaining existing partners and attracting new partners, concentration of our revenue in a small number of partners, and promotion and support of our products by our partners; cyber-attacks or other security incidents or breaches; disruptions in the operations of our and our outsourced partners' computer systems and data centers; the financial performance of our partners; product, pricing and policy changes related to the Consumer Financial Protection Bureau’s (the “CFPB”) final rule on credit card late fees, which was vacated in April 2025; the sufficiency of our allowance for credit losses and the accuracy of the assumptions or estimates used in preparing our financial statements, including those related to the CECL accounting guidance; higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to grow our deposits in the future; damage to our reputation; our ability to securitize our loan receivables, occurrence of an early amortization of our securitization facilities, loss of the right to service or subservice our securitized loan receivables, and lower payment rates on our securitized loan receivables; changes in market interest rates; effectiveness of our risk management processes and procedures, reliance on models which may be inaccurate or misinterpreted, and our ability to manage our credit risk; our ability to offset increases in our costs in retailer share arrangements; competition in the consumer finance industry; our concentration in the U.S. consumer credit market and susceptibility to market fluctuations and legislative regulatory developments; our ability to successfully develop and commercialize new or enhanced products and services; our ability to realize the value of acquisitions, dispositions and strategic investments; reductions in interchange fees; fraudulent activity; failure of third parties to provide various services that are important to our operations; international risks and compliance and regulatory risks and costs associated with international operations; alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; litigation, regulatory actions and compliance issues; our ability to attract, retain and motivate key officers and employees; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations; regulation, supervision, examination and enforcement of our business by governmental authorities, the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislative and regulatory developments and the impact of the CFPB’s regulation of our business, including new requirements and constraints that the Company and the Bank are or will become subject to as a result of having $100 billion or more in total assets; impact of capital adequacy rules and liquidity requirements; restrictions that limit our ability to pay dividends and repurchase our common stock, and restrictions that limit the Bank’s ability to pay dividends to us; regulations relating to privacy, information security and data protection; use of third-party vendors and ongoing third-party business relationships; and failure to comply with anti-money laundering and anti-terrorism financing laws.

Cautionary Statement Regarding Forward-Looking Statements (Continued)
For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this news release and in our public filings, including under the heading "Risk Factors Relating to our Business" and “Risk Factors Relating to Regulation” in the Company's most recent Annual Report on Form 10-K. You should not consider any list of such factors to be an exhaustive statement of all the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

Non-GAAP Measures
The information provided herein includes measures we refer to as "tangible common equity" and “tangible book value per share,” which are not prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). For a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures, please see the detailed financial tables and information that follow. For a statement regarding the usefulness of these measures to investors, please see the Company's Current Report on Form 8-K filed with the SEC today.